Exhibit 10.1

VSE CORPORATION
2006 RESTRICTED STOCK PLAN, AS AMENDED
1.    Purpose
The purpose of the VSE Corporation 2006 Restricted Stock Plan (the “Plan”) is to promote the ability of VSE Corporation, a Delaware corporation (the “Company”), to recruit and retain employees and non-employee directors and enhance the growth and profitability of the Company by providing the incentive of long-term awards and Share issuances for continued employment and directorship and the attainment of performance objectives. On December 6, 2013, the Board approved and adopted certain amendments to the Plan and such amendments became effective on May 6, 2014 when they were approved by the Company’s stockholders. On February 27, 2020, the Board approved and adopted certain additional amendments to the Plan, which have been incorporated into the Plan, as set forth herein. The Plan, as amended, is subject to the approval of the Company’s stockholders, as set forth in Section 14.
2.    Definitions
(a)    “Affiliate” means, with respect to any Person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
(b)    “Award” means an award of Restricted Stock or Restricted Stock Units granted under the Plan.
(c)    “Board” means the Company’s board of directors.
(d)    “Change of Control” means any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then outstanding securities of the Company such that such Person has the ability to direct the management of the Company, as determined by the Board in its discretion. The Board may also determine that a Change of Control shall occur upon the completion of one or more proposed transactions. The Board’s determination shall be final and binding.
(e)    “Code” means the Internal Revenue Code of 1986, as amended.
(f)    “VSE Plan” means any restricted stock, restricted stock unit, stock bonus, stock option or other compensation plan, program or arrangement established or maintained by the Company or an Affiliate, including the Plan.
(g)    “Committee” means the Compensation Committee of the Board.
(h)    “Common Stock” means Common Stock, par value $0.05 per share, of the Company.
(i)    “Company” means VSE Corporation, a Delaware corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.
(j)    “Date of Grant” means the date on which an Award is granted.
(k)    “Eligible Employee” means an employee of a Participating Company, as determined by the Committee.
(l)    “Fair Market Value” means for all purposes:

(i)    If trades of Shares are reported on The Nasdaq Global Select Market or The Nasdaq National Market System, Fair Market Value shall be determined based on the last quoted sale price of a Share on The Nasdaq Global Select Market or, as the case may be, The Nasdaq National Market System, on the date of determination, or if such date is not a trading day, the next trading date in respect of all Awards granted under Section 7 and the preceding day on which Shares were traded in respect of elections under Section 8.
(ii)    If trades of Shares are reported on neither The Nasdaq Global Select Market nor The Nasdaq National Market System but Shares are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the next trading date in respect of all Awards granted under Section 7 and the preceding day on which Shares were traded in respect of elections under Section 8.
(iii)    If Shares are not so listed nor trades of Shares so reported, Fair Market Value shall be determined in good faith by the Committee or, in respect of any matter under Section 8, by the Board.
(m)    “Grantee” means an Eligible Employee or Non-Employee Director who is granted an Award.
(n)    “Non-Employee Director” means an individual who is a Board member, and who is not an employee of the Company, including an individual who is a Board member and who previously was an employee of the Company.
(o)    “Other Available Shares” means, as of any date, the sum of:
(i)    The total number of Shares owned by a Grantee that were not acquired by such Grantee pursuant to a VSE Plan or otherwise in connection with the performance of services to the Company or an Affiliate thereof; plus
(ii)    The excess, if any of:
(1)    The total number of Shares owned by a Grantee other than the Shares described in Section 2(o) (i); over
(2)    The sum of:
(A)    The number of such Shares owned by such Grantee for less than six months; plus
(B)    The number of such Shares owned by such Grantee that has, within the preceding six months, been the subject of a withholding certification pursuant to Section 9(c)(ii) or any similar withholding certification under any other VSE Plan; plus
(p)    “Participating Company” means the Company and each of the Subsidiary Companies.
(q)    “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization.
(r)    “Plan” means the VSE Corporation 2006 Restricted Stock Plan, as set forth herein, and as amended from time to time.
(s)    “Restricted Stock” means Shares subject to restrictions as set forth in an Award.
(t)    “Restricted Stock Unit” means a unit that entitles the Grantee, upon the Vesting Date set forth in an Award, to receive one Share.

     (u)    “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act.
(v)    “Senior Executive” means an Eligible Employee whom the Committee has identified as a “covered employee” for purposes of Code Section 162(m).
(w)    “Share” or “Shares” means a share or shares of Common Stock.
(x)    “Subsidiary Companies” means all business entities that, at the time in question, are subsidiaries of the Company, within the meaning of Code Section 424(f).
(y)    “Successor-in-Interest” means the estate or beneficiary to whom the right to payment under the Plan shall have passed by will or the laws of descent and distribution.
(z)    “Terminating Event” means any of the following events:
(i)    the liquidation of the Company; or
(ii)    a Change of Control.
(aa)    “Third Party” means any Person, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Company or an Affiliate of the Company.
(bb)    “Vesting Date” means, as applicable: (i) the date on which the restrictions imposed on a Share of Restricted Stock lapse or (ii) the date on which the Grantee vests in a Restricted Stock Unit.
(cc)    “1933 Act” means the Securities Act of 1933, as amended.
(dd)    “1934 Act” means the Securities Exchange Act of 1934, as amended.
3.    Rights to be Granted
Rights that may be granted under the Plan, in addition to rights that may be granted under Section 8, are:
(i)    Rights to Restricted Stock which gives the Grantee ownership rights in the Shares pursuant to the Award, subject to a substantial risk of forfeiture, as set forth in Section 7, and
(ii)    Rights to Restricted Stock Units which give the Grantee a contractual right granted under Section 7 that is denominated in Shares, each of which represents a right to receive the value of Shares upon the terms and conditions set forth in the Plan and the applicable Award. It is intended that any Restricted Stock Units issued hereunder be exempt from the provisions of Code Section 409A by qualifying for the “short-term deferral” exemption described in Treasury Regulation Section 1.409A-1(b)(4). As such, all Restricted Stock Units shall be paid out in full as soon as practicable following their Vesting Date and, in all events, shall be paid out in full no later than two and one-half months following the end of the calendar year in which the Vesting Date occurs.
4.    Shares Subject to the Plan or Awards
(a)    Not more than 1,000,000 Shares in the aggregate, including the Shares previously issued under the Plan and Shares currently available for issuance under the Plan, may be issued under the Plan pursuant to the grant of Awards or elections to receive Shares made under Section 8, subject to adjustment in accordance with Section 10. The Shares issued under the Plan may, at the Company’s option, be either Shares held in treasury or Shares originally issued for such purpose.
(b)    If Restricted Stock or Restricted Stock Units are forfeited pursuant to the term of an Award, other Awards with respect to such Shares may be granted.

5.    Administration of the Plan
(a)    Administration. The Plan shall be administered by the Committee, provided that with respect to Awards to Non-Employee Directors, the rules of this Section 5 shall apply so that all references in this Section 5 to the Committee shall be treated as references to either the Board or the Committee acting alone.
(b)    Grants. Subject to the express terms and conditions set forth in the Plan, the Committee shall have the power, from time to time, to:
(i)    select those Employees and Non-Employee Directors to whom Awards shall be granted under the Plan, to determine the number of Shares or Restricted Stock Units, as applicable, to be granted pursuant to each Award, and, pursuant to the provisions of the Plan, to determine the terms and conditions of each Award, including the restrictions applicable to such Shares and the conditions upon which a Vesting Date shall occur; and
(ii)    interpret the Plan’s provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan.
The determination of the Committee in all matters as stated above shall be final, binding and conclusive.
(c)    Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.
(d)    Exculpation. No Committee member shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards hereunder unless (i) the Committee member has breached or failed to perform the duties of his office, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section 5(d) shall not apply to the responsibility or liability of a Committee member pursuant to any criminal statute.
(e)    Indemnification. Service on the Committee shall constitute service as a Board member. Each Committee member shall be entitled without further act on his part to indemnity from the Company to the fullest extent permitted by applicable law and the Company’s certificate of incorporation and by-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which he may be involved by reason of his being or having been a Committee member, whether or not he continues to be such Committee member at the time of the action, suit or proceeding.
(f)    Delegation of Authority. The Committee may delegate to an officer of the Company, or a committee of two or more officers of the Company, discretion under the Plan to grant Restricted Stock or Restricted Stock Units to any Grantee other than a Grantee who, at the time of the grant:
(i)    has a base salary of $100,000 or more;
(ii)    is subject to the short-swing profit recapture rules of Section 16(b) of the 1934 Act; or
(iii)    is a Senior Executive.
(g)    Termination of Delegation of Authority. Any delegation of authority described in Section 5(f) shall continue in effect until the earliest of:

(i)    such time as the Committee shall, in its discretion, revoke such delegation of authority;
(ii)    the delegate shall cease to be an employee of the Company for any reason; or
(iii)    the delegate shall notify the Committee that he declines to continue exercise such authority.
6.    Eligibility
Awards may be granted only to Eligible Employees and Non-Employee Directors.
7.    Restricted Stock and Restricted Stock Unit Awards
The Committee may grant Awards in accordance with the Plan, provided that the Board or the Committee may grant Awards to Non-Employee Directors, or otherwise. With respect to Awards to Non-Employee Directors, the rules of this Section 7 shall apply so that either the Board or the Committee acting alone shall have all of the authority otherwise reserved in this Section 7 to the Committee.
The terms and conditions of Awards shall be set forth in writing as determined from time to time by the Committee, consistent, however, with the following:
(a)    Time of Grant. No Awards shall be granted after the seventh anniversary of the Effective Date.
(b)    Terms of Awards. The provisions of Awards need not be the same with respect to each Grantee. No cash or other consideration shall be required to be paid by the Grantee in exchange for an Award.
(c)    Awards and Agreements. Each Grantee shall be provided with an agreement specifying the terms and conditions of an Award. In addition, a certificate shall be issued to each Grantee in respect of Restricted Stock subject to an Award. Such certificate shall be registered in the Grantee’s name and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Company may require that the certificate evidencing such Restricted Stock be held by the Company until all restrictions on such Restricted Stock have lapsed.
(d)    Restrictions. Subject to the provisions of the Plan and the Award, the Committee may establish a period commencing with the Date of Grant during which the Grantee shall not be permitted to sell, transfer, pledge or assign Restricted Stock awarded under the Plan.
(e)    Vesting / Lapse of Restrictions. Subject to the provisions of the Plan and the Award, a Vesting Date for Restricted Stock or Restricted Stock Units subject to an Award shall occur at such time or times and on such terms and conditions as the Committee may determine and as are set forth in the Award; provided, however, that except as otherwise provided by the Committee, a Vesting Date shall occur only if the Grantee is an employee of a Participating Company as of such Vesting Date, and has been an employee of a Participating Company continuously from the Date of Grant. The Award may provide for Restricted Stock or Restricted Stock Units to vest in installments, as determined by the Committee. The Committee may, in its sole discretion, waive, in whole or in part, any remaining conditions to vesting with respect to such Grantee’s Restricted Stock or Restricted Stock Units.
(f)    Rights of the Grantee. Grantees may have such rights with respect to Shares subject to an Award as may be determined by the Committee and set forth in the Award, including the right to vote such Shares, and the right to receive dividends paid with respect to such Shares. A Grantee whose Award consists of Restricted Stock Units shall not have the right to vote or to receive dividend equivalents with respect to such Restricted Stock Units.

(g)    Termination of Grantee’s Employment. A transfer of an Eligible Employee between two employers, each of which is a Participating Company, shall not be deemed a termination of employment. If a Grantee terminates employment with all Participating Companies, all Restricted Shares or Restricted Stock Units as to which a Vesting Date has not occurred shall be forfeited by the Grantee and deemed canceled by the Company.
(h)    Delivery of Shares. When a Vesting Date occurs with respect to all or a portion of an Award of Restricted Stock or Restricted Stock Units, the Company shall notify the Grantee that a Vesting Date has occurred and, subject to the provisions of Section 9(c) regarding the withholding of Shares to satisfy tax liabilities, deliver to the Grantee (or the Grantee’s Successor-in-Interest) a certificate for the number of Shares as to which a Vesting Date has occurred (or in the case of Restricted Stock Units, the number of Shares represented by such Restricted Stock Units) without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Section 9(a)). All Awards shall be settled no later than the March 15th following the calendar year in which such Award is vested. The right to payment of any fractional Shares that may have accrued shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a Share at the Vesting Date, as determined by the Committee.

(i)    Death or Disability. The Committee may, in its discretion, waive the Vesting Date or any restrictions imposed on an Award in the event of the death or disability of a Participant (each as determined by the Committee, in its discretion). Exercise of such discretion by the Committee in any individual case, however, shall not be deemed to require, or to establish a precedent suggesting such exercise in any other case.

8.    Non-Employee Directors Stock
(a)    The Board shall administer the Plan in respect of participation by Non-Employee Directors under this Section 8. All questions of interpretation and application of the terms and conditions of the Plan in respect of this Section 8 are subject to the Board’s sole discretion, which shall be binding on all Participants.
(b)    All Non-Employee Directors are covered by this Plan (“Participants”).
(c)    Every Non-Employee Director shall automatically participate in the Plan until the earlier of his or her retirement, resignation, non-reelection, disability or death.
(d)    Commencing as of the Effective Date, from and after the date of participation, each Participant may elect in respect of each year that all or a specified portion of his or her annual retainer fee as a director shall be allocated to and paid in Common Stock under the Plan (“Stock Portion”), with the balance of such annual retainer fee, if any, being payable in cash (“Cash Portion”). Such election shall be made in writing and provided to the Corporate Secretary by November 15 of each year or such other date as the Board may determine, provided such date is at least 15 days prior to the date on which the fair market value of the Common Stock is determined pursuant to Section 8(e). If any Participant fails to provide the above-mentioned written election by the date referenced in the preceding sentence, such Participant’s annual retainer fee shall be paid fully in cash for the particular year. If not enough Shares are available to satisfy one or more Participant’s Stock Portion elections in respect of a year, such elections shall be automatically adjusted, on a pro rata basis, to match the amount of Shares available hereunder, in proportion to the number of Shares each Participant would have received in respect of his or her election as if sufficient Shares were available for all elections.
    (e)
(i)    Common Stock shall be allocated to Participants at its Fair Market Value as of the date of allocation except that if no Shares were traded on such date, its Fair Market Value on the preceding day on which sales of Shares were traded.

(ii)    No fractional Shares shall be allocated.

(iii)    Any residual cash balance may be credited to Participants or distributed along with the Cash Portion in the Board’s sole discretion.

(f)    The Cash Portion shall be paid to Participants to cover the estimated taxes associated with the issuance of Shares under this Section 8. Notwithstanding the foregoing, each Participant will be solely responsible for calculation and payment of his or her tax liability in respect of the Plan, irrespective of whether or not such Participant’s Cash Portion is sufficient to cover the entire amount of actual taxes associated with the Participant’s Stock Portion.
    (g)
(i)    As soon as practicable, a stock certificate will be issued to each Participant for the number of Shares allocated to the Participant under the Plan.
(ii)    By executing a copy of this Plan, the Participant represents and warrants to the Company that
(A)    he or she will acquire and hold all the Shares issued to him or her hereunder for his or her own account for investment and not with the view toward resale or distribution except in accordance with Federal and state securities laws; and that
(B)    he or she will not directly or indirectly distribute or otherwise transfer any interest in Shares acquired under this Plan except pursuant to (1) an effective and current registration statement under the 1933 Act covering the Shares, or (2) a specific exemption from registration under the 1933 Act.
(iii)     The Company may require Participant to furnish an opinion of counsel reasonably acceptable to the Company that no registration under the 1933 Act is required.
(iv)    By executing a copy of this Plan each Participant also acknowledges that (1) the Shares issued under the Plan will be issued pursuant to exemption from the registration under the 1933 Act; (2) such Shares must be held indefinitely unless it is registered or an exemption from registration becomes available under the 1933 Act and the applicable state laws; (3) the Company is under no obligation to facilitate resale of the Shares whether by registration, Rule 144 under the 1933 Act, or otherwise; (4) if Rule 144 under the 1933 Act is available for resale of Shares, such sales will or may be subject to specific holding periods, volume restrictions, and other provisions; and (5) the Participant will bear the economic risk of the investment in the Shares for an indefinite period of time.
(v)    The Board may from time to time alter, amend, suspend, or discontinue any and all participation of Non-Employee Directors under this Section 8.
(vi)
(A)    This Plan, including this Section 8, does not create any obligation of the Board to nominate any director for re-election by the Company’s stockholders or the Board.
(B)    Participants will have no stockholder rights with respect to the Shares subject to the Plan until they are allocated and issued to Participants under this Section 8.
(C)    None of the benefits under the Plan are subject to the claims of creditors of Participants or their beneficiaries, nor are they subject to attachment, garnishment or other legal process. Neither Participant nor beneficiary may assign, sell, borrow on or otherwise encumber a beneficial interest in the Plan nor shall any such benefits be in any manner subject to the deeds, contracts, liabilities, engagements or torts of any Participant or beneficiary.
9.    Securities Laws; Taxes
(a)    Securities Laws. The Committee shall have the power to make each grant of Awards under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then existing requirements of the 1933 Act and the 1934 Act, including Rule 16b-3 thereunder. Such conditions may include the delivery by the Grantee of an investment representation to the Company in connection with a Vesting Date occurring with respect to Shares subject to an Award, or the execution of an agreement by the Grantee to refrain from selling or otherwise disposing of the Shares acquired for a specified period of time or on specified terms.
(b)    Taxes. Subject to the rules of Section 9(c), the Company shall be entitled, if necessary or desirable, to withhold the amount of any tax, charge or assessment attributable to the grant of any Award or the occurrence of a Vesting Date with respect to any Award. The Company shall not be required to deliver Shares pursuant to any Award until it has been indemnified to its satisfaction for any such tax, charge or assessment.
(c)    Payment of Tax Liabilities; Election to Withhold Shares or Pay Cash to Satisfy Tax Liability.
(i)    In connection with the grant of any Award or the occurrence of a Vesting Date under any Award, the Company shall have the right to (A) require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for Shares subject to such Award, or (B) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Grantee’s compliance, to the Company’s satisfaction, with any withholding requirement.
(ii)    Except as otherwise provided in this Section 9(c)(ii), any tax liabilities incurred in connection with grant of any Award or the occurrence of a Vesting Date under any Award under the Plan shall be satisfied by the Company’s withholding a portion of the Shares subject to such Award having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Company under applicable law, unless otherwise determined by the Committee with respect to any Grantee. Notwithstanding the foregoing, the Committee may permit a Grantee to elect one or both of the following: (A) to have taxes withheld in excess of the minimum amount required to be withheld by the Company under applicable law; provided that the Grantee certifies in writing to the Company at the time of such election that the Grantee owns Other Available Shares having a Fair Market Value that is at least equal to the Fair Market Value to be withheld by the Company in payment of withholding taxes in excess of such minimum amount; and (B) to pay to the Company in cash all or a portion of the taxes to be withheld in connection with such grant or Vesting Date. In all cases, the Shares so withheld by the Company shall have a Fair Market Value that does not exceed the amount of taxes to be withheld minus the cash payment, if any, made by the Grantee. Any election pursuant to this Section 9(c)(ii) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Section 9(c)(ii) may be made only by a Grantee or, in the event of the Grantee’s death, by the Grantee’s legal representative. No Shares withheld pursuant to this Section 9(c)(ii) shall be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Section 9(c)(ii) as it deems appropriate.
10.    Changes In Capitalization
The aggregate number of Shares and class of Shares as to which Awards may be granted or elections made under Section 8 and the number of Shares covered by each outstanding Award or election made under Section 8 shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Shares or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Shares or other outstanding equity securities on the conversion of other securities of the Company which are convertible into Shares or other outstanding equity securities) affecting the Shares which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section 10 and any such determination by the Committee shall be final, binding and conclusive.
11.    Terminating Events
The Committee shall give Grantees at least 10 days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. The Committee may, in its discretion, provide in such notice that upon the consummation of such Terminating Event, any conditions to the occurrence of a Vesting Date with respect to an Award of Restricted Stock or Restricted Stock Units (other than Restricted Stock or Restricted Stock Units that have previously been forfeited) shall be eliminated, in full or in part.
Claims for benefits under the Plan must be filed with the Committee at the following address:
VSE Corporation
6348 Walker Lane
Alexandria, VA 22310
Attention: Corporate Secretary

12.    Amendment and Termination
The Plan may be terminated by the Board at any time. The Plan may be amended by the Board or the Committee at any time. No Award shall be materially and adversely affected by any such termination or amendment without the written consent of the Grantee. No Awards shall be granted after May 6, 2027 and no elections by Non-Employee Directors shall be made after May 6, 2027 to receive Shares under Section 8.
13.    Construction and Certain Terms and Phrases
(a)    Unless the context of the Plan otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to the entire Plan and not to any particular provision of the Plan and (iv) the term “Section” without any reference to a specified document refer to the specified Section of the Plan.
(b)    The words “including,” “include” and ‘includes” are not exclusive and shall be deemed to be followed by the words “without limitation”; if exclusion is intended, the word “comprising” is used instead.
(c)    The word “or” shall be construed to mean “and/or” unless the context clearly prohibits that construction.
(d)    Whenever the Plan refers to a number of days, such number shall refer to calendar days unless business days are specified.
(e)    All accounting terms used herein and not expressly defined herein shall have the meanings ascribed to them under United States generally accepted accounting principles.
(f)    Any reference to any federal, state, local or foreign statute or law, including the Code, 1933 Act and the 1934 Act, shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

14.    Effective Date
The Plan was originally approved and adopted by the Board on February 9, 2006, and approved by the holders of majority of the Shares entitled to vote thereon on May 2, 2006. The Plan, as amended, was approved and adopted by the Board on March 2, 2011, and approved by the holders of a majority of the holders of the Shares entitled to vote thereon on May 3, 2011. The Plan, as further amended, was approved and adopted by the Board on December 6, 2013, and by the Company’s stockholders on May 6, 2014. The Plan as further amended hereby was approved and adopted by the Board on February 27, 2020, subject to the approval of the holders of a majority of the Shares entitled to vote thereon at the stockholders meeting to be held on May 6, 2020. The effective date of the Plan shall be the date on which the Plan, as amended, is approved by VSE’s stockholders as contemplated by the immediately preceding sentence (the “Effective Date).
14.    Governing Law
The Plan and all determinations made and actions taken pursuant to the Plan shall be governed in accordance with the laws (excluding conflict of law rules and principles) of the State of Delaware.
Executed as of February 27, 2020